PS BUSINESS PARKS, INC.
                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


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

                                                                                        Three Months Ended
                                                                                            March 31,
                                                                        ------------------------------------------------
Basic and Diluted Earnings Per Share:                                           2000                        1999
                                                                        -----------------------  -----------------------

Net income allocable to common shareholders...........................    $       9,471,000       $       9,442,000
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Weighted average common shares outstanding:


   Basic weighted average common shares outstanding...................           23,592,000              23,637,000

   Net  effect of  dilutive  stock  options - based on treasury  stock
     method using average market price................................               51,000                  68,000
                                                                        -----------------------  -----------------------
   Diluted weighted average common shares outstanding.................           23,643,000              23,705,000
                                                                        =======================  =======================


Basic earnings per common share.......................................    $            0.40       $            0.40
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Diluted earnings per common share.....................................    $            0.40       $            0.40
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